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                                                                     EXHIBIT 8.1



                                 March 5, 1998



Essex Property Trust, Inc.
777 California Avenue
Palo Alto, California  94304

Ladies and Gentlemen:

We have acted as counsel to Essex Property Trust, Inc., a Maryland corporation (the "Company"), in connection with the shelf registration by (A) the Company of (i) shares of its common stock, par value $0.0001 per share (the "Common Stock"), (ii) shares or fractional shares of its preferred stock, par value $0.0001 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares, (iv) warrants to purchase the Preferred Stock or the Common Stock (the "Warrants"), and (v) unconditional guarantees (the "Guarantees") of the Debt Securities (defined below), with an aggregate public offering price of $100,000,000, and (B) Essex Portfolio, L.P. a California limited partnership (the "Operating Partnership"), of unsecured non-convertible investment grade debt securities (the "Debt Securities"), with an aggregate public offering price of $250,000,000. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Guarantees and Debt Securities are the subject of a Registration Statement (File No. 333-44467)(the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 with the Securities and Exchange Commission (the "SEC") on January 16, 1998, under the Securities Act of 1933 (the "Act"), as amended by Amendment No. 1 to the Registration Statement, filed with the SEC on March 5, 1998. Capitalized terms not defined herein shall have the meanings ascribed to them (or incorporated by reference) in the Registration Statement.

                  We have been requested to provide you with our opinion as to whether the Company currently and for each of the past three years has operated in a manner to qualify it as a real estate investment trust ("REIT"), within the meaning of Section 856(a) of the Internal Revenue Code of 1986, as amended (the "Code").


                  For purposes of the opinion set forth below, we have relied, with your consent, as to factual matters only upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained in the





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Essex Property Trust, Inc.
March 5, 1998
Page 2

certificate of the Company dated January 16, 1998 (the "Certificate"). We have also relied upon the accuracy of the Registration Statement.


                 Based upon such statements and representations, and subject to, the succeeding paragraphs, we are of the opinion that, as of the date hereof and for its taxable years ended December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, the Company has operated in a manner to qualify it as a REIT under the Code, and assuming the Company continues to operate in the same manner, it will continue to so qualify.


                  Our opinion is based upon the documents referred to above and the current provisions of the Code, Treasury Regulations promulgated thereunder, published pronouncements of the IRS and case law, any of which may be changed at any time, possibly with retroactive effect. You should also be aware that opinions of counsel are not binding upon the IRS or the courts. Any change in applicable law, or any inaccuracy in the statements, representations and assumptions on which we have relied may affect the continuing validity of the opinion set forth herein.


                  This opinion addresses only the operation of the Company in a manner to qualify it as a REIT as of the effective date of the Registration Statement and during each of the past four taxable years. We undertake no obligation to update this opinion, or to ascertain after the date hereof whether circumstances occurring after such date may affect the conclusions set forth herein.



                  We hereby consent to this opinion being filed as an exhibit to the Registration Statement, to the reproduction in the prospectus of the discussion under the heading "Federal Income Tax Consequences" to the reference to our firm name and to this opinion in the Registration Statement and the prospectus contained therein. In giving such consent, however, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC promulgated thereunder.

                                              Very truly yours,


                                              /s/ Morrison & Foerster LLP


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                                   CERTIFICATE

                                       OF

                           ESSEX PROPERTY TRUST, INC.


        The undersigned, Michael J. Schall hereby certifies that he is the Chief Financial Officer of Essex Property Trust, Inc., a real estate investment trust ("REIT") organized as a Maryland corporation (the "Company"). This Certificate is being delivered to Morrison & Foerster LLP for the issuance of their opinion, dated as of January 14, 1998 (the "Letter"), in connection with the shelf registration by (A) the Company of (i) shares of its common stock, par value $0.0001 per share (the "Common Stock"), (ii) shares or fractional shares of its preferred stock, par value $0.0001 per share (the "Preferred Stock"), (iii) shares of Preferred Stock represented by Depositary Shares, (iv) warrants to purchase the Preferred Stock or the Common Stock (the "Warrants"), and (v) unconditional guarantees (the "Guarantees") of the Debt Securities (defined below), with an aggregate public offering price of $200,000,000, and (B) Essex Portfolio, L.P. a California limited partnership (the "Operating Partnership"), of unsecured non-convertible investment grade debt securities (the "Debt Securities"), with an aggregate public offering price of $350,000,000. The Common Stock, Preferred Stock, Depositary Shares, Warrants, Guarantees and Debt Securities are the subject of a Registration Statement (the "Registration Statement") filed by the Company and the Operating Partnership on Form S-3 with the Securities and Exchange Commission ("SEC") on January 14, 1998, under the Securities Act of 1933. This Certificate, which is rendered on behalf of the Company, is intended as a statement of facts upon which Morrison & Foerster LLP may rely in rendering the opinion set forth in the Letter with respect to the Company's status as a "real estate investment trust" ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). The undersigned acknowledges that, with the exception of the preparation of this Certificate, Morrison & Foerster LLP has not undertaken any independent inquiry into or verification of the matters addressed herein. All terms not defined herein shall have the meanings ascribed to them (or incorporated by reference) in the Registration Statement.

        The undersigned, for and on behalf of the Company, hereby certifies to Morrison & Foerster LLP as follows:

        1. The Company is organized as a Maryland corporation and maintains its books and records on the calendar year for federal income tax purposes.

        2. The Company elected to be taxed as a REIT beginning with its taxable year ended December 31, 1994.

        3. The Company's election to be taxed as a REIT has never been revoked or terminated.

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        4. At the end of each taxable year since and including 1994, the Company did not have any earnings and profits attributable to any corporation for any year in which such corporation was not a REIT.

        5. The Company has never been a bank (within the meaning of Section 581 of the Code), a financial institution described in Section 591 of the Code, a small business investment company operating under the Small Business Act of 1958, a business development corporation (within the meaning of Section 582(c)(2)(B) of the Code) or an insurance company subject to Subpart L of the Code.

        6. The Company has always been managed by a board of directors.

        7. The beneficial ownership of the Company has always been evidenced by shares of Common Stock and unregistered shares of preferred stock, which shares, subject to applicable federal and state securities laws, have always been freely transferable.

        8. The beneficial ownership of the Company's capital stock has been held by at least 100 persons for at least 335 days of each taxable year of 12 months (or during a proportionate part of a taxable year of less than 12 months) since 1994.

        9. No more than 50% of the value of the Company's capital stock is or has been held at any time during the last half of any taxable year since 1994 directly or indirectly (taking into account the constructive ownership rules of Section 856(h) of the Code) by or for five or fewer individuals, within the meaning of Section 542(a)(2) of the Code.

        10. For each taxable year since and including 1994, the Company, the Operating Partnership and any "qualified REIT subsidiary" (within the meaning of Section 856(i) of the Code as in effect at the relevant period) of the Company ("QRS") (i) has held all of its real property for purposes of obtaining rental income and long term appreciation and (ii) has not held any of its properties as inventory or primarily for sale to customers in the ordinary course of a trade or business.

        11. At the end of each quarter of each taxable year since and including 1994, (i) at least 75% of the value of the Company's, the Operating Partnership's and any QRS's total assets has consisted of Real Estate Assets (as defined below), cash and cash items (i.e., receivables arising in the ordinary course of the Company's operations, certificates of deposit), obligations secured by mortgages on real property, shares in other REITs, or government securities, and (ii) the Company's total assets has not consisted of securities (other than obligations secured by mortgages on real property, shares in other REITs, government securities or shares in QRSs) of any one issuer that represented either more than 5% of the value of the Company's total assets (as determined in accordance with Section 1.856-2(d)(2) of the Treasury Regulations and taking into account the Company's proportionate share of assets held in the Operating Partnership and


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any QRS) or more than 10% of the outstanding voting securities of such issuer
(within the meaning of Section 856(c)(5)(B) of the Code and Section 1.856-3(e) of the Treasury Regulations promulgated thereunder). For purposes of this Certificate, the term "Real Estate Assets" means real property (including fee ownership, co-ownership, leaseholds, and options to acquire such interests), mortgages on real property, and shares in another REIT.

        12. At least 75% of the Company's, the Operating Partnership's and any QRS's gross income for each taxable year since and including 1994 has been derived from: (i) "rents from real property" (as defined in Section 856(d) of the Code); (ii) interest on obligations secured by mortgages on real property or interests in real property (excluding amounts described in Section 856(f) of the Code); (iii) gain from the sale or other disposition of real property held neither as inventory nor primarily for sale to customers in the ordinary course of a trade or business; (iv) dividends or other distributions on, and gain from the sale or other disposition of, transferable shares in other REITs; (v) abatements and refunds of taxes on real property; (vi) income from foreclosure property (as defined in Section 856(e) of the Code); (vii) amounts received or accrued as consideration for entering into agreements to make loans secured by mortgages on real property or on interests in real property or to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or disposition of a real estate asset which is not a prohibited transaction solely by reason of Section 857(b)(6) of the Code; and (ix) any income which (A) is attributable to stock or a debt instrument, (B) is attributable to the temporary investment of new capital, and (C) is received or accrued during the one-year period beginning on the date the Company received the capital.

        13. At least 95% of the Company's, the Operating Partnership's and any QRS's gross income for each taxable year since and including 1994 has been derived from sources described in paragraph 12 above plus dividends, interest on obligations other than mortgages, and gain from the sale or other disposition of stock and securities held neither as inventory nor primarily for sale to customers in the ordinary course of a trade or business.

        14. No amounts payable to the Company, the Operating Partnership or any QRS in connection with the rental of any property depends in whole or in part on income or profits derived by any tenant (or sub-tenant) from such property (except that such amounts may be based on a fixed percentage or percentages of receipts or sales).

        15. At all times since and including 1994, less than 15% of the adjusted bases of any of the Company's, the Operating Partnership's and any QRS's properties which are subject to leases has been attributable to personal property and all personal property leased by the Company, the Operating Partnership and any QRS has been under or in connection with a lease of real property.

        16. For each taxable year since and including 1994 until and including 1997, less than 30% of the Company's, the Operating Partnership's and any QRS's gross income was derived from the sale or disposition of stock or securities held for less than one year, property (other than


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foreclosure property within the meaning of Section 856(e) of the Code) held as inventory or primarily for sale to customers in the ordinary course of a trade or business, and real property, other than property compulsorily or involuntarily converted (within the meaning of Section 1033 of the Code) and foreclosure property (within the meaning of Section 856(e) of the Code), held for less than four years.

        17. For each taxable year since and including 1994, the Company, the Operating Partnership and any QRS has never rendered, furnished or provided to tenants any services, unless such services are customarily furnished or rendered in connection with the rental of real property (as determined by the geographic market in which the property is located and by services customarily provided to tenants in properties of a similar class), and (A) such services are furnished or rendered through an "independent contractor," as defined by Section 856(d)(3) of the Code from whom neither the Company, the Operating Partnership nor any QRS derives any income, (B) such services are not rendered primarily for the convenience of the tenant and are usually or customarily rendered in connection with the rental of space for occupancy only, or (C) for taxable years beginning on or after January 1, 1998, income derived from services not described in subparagraphs (A) and (B) hereof with respect to a property does not exceed 1% of all amounts received or accrued during a taxable year with respect to such property. For purposes of the 1% threshold described in this paragraph, the amount derived by the Company, the Operating Partnership or any QRS for any service shall be deemed to be not less than 150% of the direct cost incurred by the Company, the Operating Partnership or the QRS, respectively, in furnishing or rendering the service.

        18. The Company has complied with the record keeping requirements set forth in Sections 1.857-8 and 1.857-9 of the Treasury Regulations (relating to the records to be maintained concerning stock ownership and information required to be requested from shareholders) for each of its taxable years.

        19. The Company has distributed at least 95% of its "real estate investment trust taxable income" (as defined in Section 857(b) of the Code), excluding any deduction for dividends paid (as defined by Section 561 of the Code) and its net capital gain, for each taxable year since and including 1994.

        20. Essex Management Corporation operates as a separate entity from the Company, maintains separate books and records, and has primarily separate officers, directors and employee functions.

        21. The Company is not aware of any facts, circumstances, or events which are contrary to or inconsistent with any of the foregoing statements or any of the statements in the Letter. In any audit of the Company's or the Operating Partnership's federal income tax returns for taxable years since and including 1994, the IRS has not (i) challenged the status of the Company as a REIT, or (ii) proposed adjustments that, if allowed, would have resulted in the Company not


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continuing to qualify as a REIT. The Company expects that, and it will take all measures within its control to ensure that, the foregoing representations continue to be true for 1998.


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        IN WITNESS WHEREOF, the undersigned has executed this Certificate as of
January 14, 1998.

                                       ESSEX PROPERTY TRUST, INC.

                                       By:  /s/ MICHAEL J. SCHALL
                                       -----------------------------------------
                                            Michael J. Schall
                                            Chief Financial Officer


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